EXHIBIT 10.61




        LEASE PRIVATE

        FROM
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

Section                         Table of Contents                       Page

1.1                     REFERENCE DATA                                   1

2.                      PREMISES                                         3
2.1                     Premises                                         3
2.2                     Right of First Refusal For Additional
                        Space                                            3
2.3                     Landlord's Reservations                          4

3.                      COMMENCEMENT, TERM OF LEASE AND TERMINATION      4
3.1                     Condition And Delivery Of Premises               4
3.2                     Termination Date                                 4
3.3                     Option To Extend                                 5

4.                      IMPROVEMENTS                                     5
4.1                     New Roof Installation                            5
4.2                     Tenant's Fixturing And Improvements              6

5.                      USE OF PREMISES                                  8
5.1                     Permitted Use                                    8
5.2                     Prohibited Uses                                  8
5.3                     Licenses And Permits                             8
5.4                     Signs                                            8

6.                      RENT                                             8
6.1                     Annual Fixed Rent                                8
6.2                     Additional Rent, Taxes and Other Expenses       12
6.3                     Late Charges                                    14
6.4                     Security Deposit                                14

7.                      SERVICES                                        15
7.1                     Utility Expenses                                15
7.2                     Operating Cost                                  15
7.3                     Repairs For Account Of Tenant                   18
7.4                     Curtailed Services                              18
7.5                     Payment For Tenant's Work                       19
7.6                     Cleaning Of Premises                            19
7.7                     Landlord's Maintenance                          19





8.                      TENANT'S ADDITIONAL COVENANTS                   19
8.1                     Compliance With Law                             19
8.2                     Tenant's Indemnity                              19
8.3                     Tenant's Property Is Tenant's Risk              20
8.4                     Overloading, Nuisance; Volatile Or
                        Dangerous Substances                            20
8.5                     Maintenance Of Premises                         20
8.6                     Yield Up                                        21
8.7                     Alterations And Improvements By Tenant
                        After Term Commencement                         22
8.8                     Floor Load; Heavy Machinery                     23
8.9                     Assignment And Subletting                       23
8.10                    Landlord's Access To Premises                   24

9.                      INSURANCE                                       24
9.1                     Public Liability Insurance                      24
9.2                     Casualty Insurance                              25
9.3                     Workmen's Compensation                          25
9.4                     Certificate Of Insurance                        25
9.5                     Landlord's Insurance                            25
9.6                     Waiver of Subrogation                           25
9.7                     Increase In Insurance Risk                      26

10.                     DAMAGE TO PREMISES AND CONSEQUENCES             26
                        OF EMINENT DOMAIN
10.1                    Untenantability                                 26
10.2                    Eminent Domain                                  27

11.                     DEFAULT AND REMEDIES                            28
11.1                    Events of Default                               28
11.2                    Damages - Termination                           29
11.3                    Effect Of Tax And Operating Expenses
                        On Damages                                      30
11.4                    Landlord's Expenses In Performing
                        Obligations Of Tenant                           31
11.5                    Landlord's Remedies Not Exclusive               31
11.6                    Effect Of Waivers Of Default                    31
11.7                    Repeated Defaults                               31

12.                     LANDLORD'S FINANCING                            31
12.1                    Subordination                                   31
12.2                    Estoppel Certificate                            32
12.3                    Assignment of Rents                             32

13.                     TENANT'S FIRST OFFER OPTION                     32
13.1                    Option To Purchase                              32

14.                     HOLDING OVER                                    33
14.1                    Holding Over                                    33

15.                     RESPONSIBILITY REGARDING
                        HAZARDOUS SUBSTANCES                            33

15.1                    Hazardous Substances                            33
15.2                    Prior Remedial Action                           34
15.3                    Lessee's Responsibility                         34
15.4                    Environmental Clean-Up                          34
15.5                    Tenant's Indemnity                              35
15.6                    Landlord's Indemnity                            35

16.                     MISCELLANEOUS PROVISIONS                        35
16.1                    Notices                                         35
16.2                    Quiet Enjoyment                                 35
16.3                    Limitation Of Landlord's Liability              35
16.4                    Acts of God                                     36
16.5                    Applicable Law And Construction                 36
16.6                    Broker                                          36
16.7                    Financing Requirements                          36
16.8                    Agreement Made Only When Lease Signed           37
16.9                    Recording                                       37
16.10                   Governing Law                                   37
16.11                   Warranty of Authority                           37
16.12                   Attorney's Fees                                 37
16.13                   Satellite Dish                                  38
16.14                   Mortgagee's Approval                            38

               EXHIBIT A - Floor Plan of Premises
               EXHIBIT B - Plan of Exclusive Area for MFS
               EXHIBIT C - Plan of Parking
               EXHIBIT D - Description of Property
               EXHIBIT E - Amortization Schedule And Formula EXHIBIT F - Non-Disturbance, Attornment And
                           Subordination Agreement
               EXHIBIT G - Work Letter
               EXHIBIT H - Tenant's Rules And Regulations For
                           Access To The Premises
               SCHEDULE A- Landlord Allowance
               SCHEDULE B- Tenant's Improvements Owned by Tenant





        LEASE

1.1 REFERENCE DATA. Each reference in this Lease to the following subjects shall be construed to incorporate the data stated in this
Section 1.

DATE: June   , 1999

PREMISES: A portion of the single story building now known and numbered 580 Winter Street in Waltham, Massachusetts ("Building") containing 64,568 rentable square feet, as outlined on the floor plan attached hereto on Exhibit A (the "Premises").

LANDLORD:  100 TCD Associates Limited Partnership and TW Conroy 2
   LLC

ADDRESS OF LANDLORD:  5 Campanelli Circle, Canton, MA 02021

TENANT: Exodus Communications, Inc., a corporation duly organized under the laws of the State of Delaware.

ADDRESS OF TENANT:  2831 Mission College Blvd., Santa Clara, California
95054

ORIGINAL TERM:  Twelve (12) years

COMMENCEMENT DATE:  September 16, 1999.

TERMINATION DATE:  September 15, 2011.

LEASE YEAR:  Successive 12 month periods beginning on the Commencement
Date.

TWO (2) OPTIONS TO EXTEND: September 16, 2011 to September 15, 2016; September 16, 2016 to September 15, 2021.

ANNUAL FIXED RENT FOR ORIGINAL TERM:  see Section 6.1

First Lease Year:                                1,291,360
Second Lease Year:                               1,291,360
Third Lease Year:                                1,291,360
Fourth Lease Year:                               1,291,360
Fifth Lease Year:                                1,388,212
Sixth Lease Year:                                1,388,212
Seventh Lease Year:                              1,388,212
Eighth Lease Year:                               1,388,212
Ninth Lease Year:                                1,517,348
Tenth Lease Year:                                1,517,348
Eleventh Lease Year:                             1,517,348
Twelfth Lease Year:                              1,517,348




TENANT'S PERCENTAGE OF REAL ESTATE TAXES:  80.9%.

TENANT'S PERCENTAGE OF OPERATING EXPENSES:  80.9%.

PERMITTED USES: Offices and data center and other related uses and all other uses permitted under the applicable zoning laws of the City of Waltham, and not in violation of Section 8.1.

SECURITY DEPOSIT: $450,000 at the time of execution of this Lease in the form of cash or in the form of an unconditional letter of credit from a national banking institution. Provided Tenant is not in default beyond any and all applicable notice and cure periods under the terms, covenants and conditions of this Lease at the time of such reduction, then the Security Deposit (either the cash or unconditional letter of credit) shall be reduced in each Lease Year, as follows:

         Lease Year                        Amount

          First                           $450,000
          Second                           450,000
          Third                            300,000
          Fourth                           250,000
          Fifth                            150,000
          Sixth through Twelfth            150,000

Notwithstanding the foregoing, if Tenant has four (4) consecutive quarters of reporting a profit and has a net worth in excess of $50 million, all as certified to by a nationally recognized certified public accounting firm, then the Security Deposit shall be reduced to one (1) months rent then in effect.

BROKER:  Fallon Hines & O'Connor and CB Richard Ellis/Whittier Partners.

LIST OF EXHIBITS:  Exhibit A - Floor Plan of Premises
                   Exhibit B - Plan of Exclusive Area For MFS
                   Exhibit C - Plan of Parking
                   Exhibit D - Description of Property
                   Exhibit E - Amortization Schedule And Formula Exhibit F - Non-Disturbance, Attornment And
                               Subordination Agreement
                   Exhibit G - Work Letter
                   Exhibit H - Tenant's Rules And Regulations For
                               Access to The Premises

                   Schedule A - Landlord Allowance
                   Schedule B - Tenant's Improvements Owned By
                                Tenant








2.  PREMISES.

2.1 PREMISES. The Premises are located on the ground floor of the Building and contain 64,568 rentable square feet, as more particularly set forth in Section 1.1, and as more particularly shown on the floor plan attached hereto as Exhibit A and the right to use the roof (except as hereinafter set forth) and the portion of the Property exterior to the Building for Tenant's right to install Tenant's improvements described in
Section 4.2 hereof, together with the right to use in common with others entitled thereto (i) any common hallways and entranceways necessary for access to said Premises and the lavatories nearest thereto (ii) the loading dock with MFS Intelenet of Massachusetts, Inc. ("MFS") and (iii) all common areas of the Property exterior to the Building, except the common area used exclusively by MFS and the 2500 square foot area of the roof used exclusively by MFS, as shown on the plan attached as Exhibit B, and the right to use 189 parking spaces on the Property [less any parking spaces used by Tenant for installation of any above ground diesel fuel storage tank(s)] of which, Tenant shall be entitled to at least 4 reserved parking spaces, as shown on the plan attached as Exhibit C.

2.2 RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE. Provided Tenant is not in default beyond any and all notice and cure periods of any terms, covenants or conditions contained in this Lease, in the event that Landlord receives a bona-fide offer from any prospective tenant(s) to lease any portion of the approximately 15,250 rentable square feet of office space currently occupied by MFS Intelenet of Massachusetts, Inc., then Landlord shall, upon receipt of such a bona-fide offer, and any time such an offer is received, immediately notify Tenant in writing of the full details of such an offer, whereupon Tenant shall have fifteen (15) business days after receipt of such written notice to exercise Tenant's prior right of first refusal to lease such space on the same terms and conditions as described below. In the event that Tenant declines or fails to timely exercise Tenant's prior right of first refusal, as aforesaid, then Landlord shall be free to lease such space to the prospective third party tenant(s) and, if requested by Landlord, Tenant shall confirm in writing such declination or failure to exercise such right of first refusal. In the event that Tenant exercises the aforesaid right of first refusal, then the same terms, covenants and conditions in this Lease contained shall apply to said additional office space, except for the rent and Tenant's percentage of real estate taxes and operating expenses, and said office space shall be deemed part of the Premises. Following Tenant's failure to exercise and Landlord's entering into a lease of such space on substantially the same terms and conditions as those offered to Tenant in its prior right of first refusal, as hereinabove set forth, Tenant's prior right of first refusal with respect to such offered space shall not be reinstated, and Landlord shall not be obligated to again offer the offered space to Tenant as set forth above in this Paragraph 2.2.

2.3 LANDLORD'S RESERVATIONS. Landlord reserves access to the Premises, as more particularly set forth in Section 8.10 hereof.

3.  COMMENCEMENT, TERM OF LEASE AND TERMINATION.

3.1 CONDITION AND DELIVERY OF PREMISES. The Premises are leased to Tenant in their existing "as is" condition without warranty or representations, except as otherwise specifically set forth in this Lease and except further that the Premises shall be vacant and in broom clean condition with all existing building systems, structure, exterior parking areas and walkways in good working order. Landlord shall deliver access to the Premises to Tenant no later than June 14, 1999, in order to support Tenant's ability to install its initial Tenant improvements prior to the Commencement Date, as more particularly set forth in Section 1.1 hereof. If the Premises are not available for Tenant's access for Tenant's fixturing and improvements pursuant to Section 4.2 in the condition required by this Section 3.1 by June 14, 1999, to support Tenant's construction of its initial improvements to the Premises (as described in Section 4.2 hereof) prior to the Commencement Date set forth in Section 1.1, then notwithstanding the Commencement Date, rent shall be abated on a day-for-day basis for the initial portion of the Term equal to such period of Landlord's delay. If access for Tenant's fixturing and improvements pursuant to Section 4.2 in such condition is not delivered to Tenant by December 14, 1999, Tenant shall have the right to terminate this Lease and Landlord shall return any payments made by Tenant to Landlord. In addition, if the cause for such delays results solely from Landlord's gross negligence or willful misconduct, Landlord shall be liable for any holdover rent incurred by Tenant arising from its inability to vacate its existing premises due to such unavailability.

Notwithstanding the foregoing, to the extent MFS's obligations under the MFS Lease, Landlord shall use its best efforts to cause MFS to correct any existing building code violations on record with the City of Waltham as of the date of this Lease relating to the 15,250 square feet in the Building occupied by MFS, otherwise Landlord shall correct such building code violations, which code violations either prevent Tenant from completing Tenant Improvements or occupying the Premises.

3.2 TERMINATION DATE. To have and to hold the Premises for the term commencing on the Commencement Date and ending on the Termination Date or such earlier date upon which said term may expire or be terminated pursuant to this Lease or pursuant to law (collectively, the "Termination Date").

3.3 OPTION TO EXTEND. Provided Tenant is not in default of any material terms, covenants or conditions contained in this Lease beyond any and all applicable notice and cure periods at the time of Tenant's exercise of its option to extend the Original Term, as hereinafter set forth, and provided further that the Tenant is not in default of any material terms, covenants or conditions contained in this Lease beyond any and all applicable notice and cure periods at the time of the commencement of each extended term, Tenant shall have the right at its election to extend the Original Term of this Lease for two (2) additional periods, the first option period shall commence September 16, 2011 and terminate September 15, 2016 (hereinafter referred to as "First Option" or "First Option Period", as case may be) and the second option period shall commence September 16, 2016 and terminate September 15, 2021 (hereinafter referred to as "Second Option" or "Section Option Period", as the case may be), said First Option Period and Second Option Period shall be collectively referred to as the "extended term", provided further that Tenant gives to Landlord written notice of the exercise of the election of the First Option and the Second Option, respectively, at least nine (9) months prior to the expiration of the Original Term in the case of the First Option and at least nine (9) months prior to the expiration of the First Option Period in the case of the Second Option. All the same terms, covenants and conditions in this Lease contained shall apply to the Extended Term, except that the rent shall be adjusted as provided in Article 6, Section 6.1.2 and that the Tenant shall not have any further option to again extend the term of this Lease beyond the extended term. If the Tenant shall give notice of the exercise of an election in the manner and within the time provided herein, the Term shall be extended upon the giving of notice without the requirements of any action or the execution of further instruments on the part of Landlord and Tenant, except only to the extent to confirm Annual Fixed Rent and percentage of Tenant's obligation for real estate taxes and operating expenses and the like. The Original Term and Extended Term shall be collectively referred to as the "Term".

4.  IMPROVEMENTS.

4.1 NEW ROOF INSTALLATION. Tenant shall, prior to the Commencement Date, cause a new roof to be installed over the entire Building by G. Broilette Sons, Inc., as a sub-contractor of Tenant's general contractor responsible for Tenant's improvements described in Section 4.2. The roof specifications shall be EPDM rubber membrane roof with overlapping seams (brand to be Carlyle or Firestone Commercial 60 Ply.). Tenant warrants that Tenant shall obtain from Tenant's roofing contractor for the Building, a warranty of the roof guarantying that the roof installed pursuant to this
Section 4.1 shall be watertight for a period of at least ten (10) years, and Tenant agrees to use reasonable efforts to enforce said warranty. Landlord agrees to pay $199,045.00 towards the cost of the new roof; and Tenant agrees that $49,045.00 of said cost shall be funded by means of a reduction of Landlord's allowance, as set forth in Schedule A attached hereto.

4.2 TENANT'S FIXTURING AND IMPROVEMENTS. Provided Tenant obtains all insurance coverage required in this Lease, Landlord shall tender access of the Premises to Tenant on or before June 14, 1999, Tenant may from and after said date and over the course of the term enter upon the Premises at Tenant's own risk at such times as it deems appropriate at Tenant's sole cost and expense, (except for Landlord's obligation to fund certain costs and expenses in the amount of Landlord's allowance set forth in Schedule A attached hereto), make various Tenant improvements thereon, install fixtures and other equipment, including without limitation telephone installation and data cabling, all without unreasonably interfering with Landlord's improvements in the Building and without unreasonable interference with the other Tenant in the Building. All Tenant's work shall be done in a good and workmanlike manner in full compliance with all laws and ordinances applicable thereto and in accordance with plans and specifications prepared by Tenant, which plans and specifications shall be submitted to Landlord for Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. In addition to the foregoing, Tenant shall have the right prior to the Commencement Date and at any time during the term at Tenant's sole cost and expense, subject to Tenant's right to receive reimbursement from Landlord's allowance set forth in Schedule A, to (i) install, maintain, repair, replace and remove a fence with electronic gates around the perimeter of the Building with access for other tenants in the Building, subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) install, maintain, repair, replace and remove a connector passage (non-pedestrian) and/or a trench below grade level for a conduit pipe with electronic cabling connecting the Premises to the adjacent building now known and numbered 600 Winter Street, subject to the consent of the owner of 600 Winter Street and provided the same shall not interfere with the access or use of the area between 580 and 600 Winter Street; (iii) install, maintain, repair, replace and remove various sized satellite dishes (4 feet to 10 feet in diameter) and HVAC equipment on the roof, subject to the repair and indemnification provisions of Section 16.13; (iv) install, maintain, repair, replace and remove fiber optic, telephone or electric capacity to the Premises; and (v) install generators and have above-ground tanks for the storage of diesel fuel within a fenced in area approved by Landlord, as depicted on Exhibit C outside the Building in an area that will not interfere with the use of the Property, all of the foregoing (i.e. (i) through (v) above) being subject to compliance with the laws, rules and regulations of the applicable governmental authorities having jurisdiction. Title to the improvements to the Premises made by Tenant pursuant to this Section 4.2 and more particularly identified in Schedule B attached hereto shall vest in Tenant, as permitted by the terms and conditions of Section 8.6.1 hereof. Title to all other improvements shall immediately and without further action upon their incorporation into the applicable Property (1) become property of Landlord, (2) be subject to this Lease, (3) be titled in the name of Landlord, and (4) shall remain a part of the Premises following the expiration or earlier termination of this Lease. Tenant, at its sole cost and expense, shall repair in a good and workmanlike manner any and all damage done to the Property due to the removal, detachment, attempted removal or attempted detachment of any of Tenant's improvements from the Property and all such repairs shall be completed by the earlier of (a) thirty (30) days after such removal, detachment, attempted removal or attempted detachment of the applicable improvements from the Property and (b) the Expiration Date. Tenant shall not remove, detach or attempt to remove or detach any improvements from the Property except in accordance with the provisions of this Section 4.2. The Landlord acknowledges Tenant's right to finance and to secure under the Uniform Commercial Code, Tenant's inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property, other than the fixtures, equipment and other improvements required to be titled in the name of Landlord, and Landlord agrees, at Tenant's cost and expenses, to execute Landlord's waiver forms and other similar documentation (in form and substance reasonably satisfactory to Landlord) in favor or any purchase money seller, Landlord or lender who has financed or may finance in the future such items.

The construction process provided for in the work letter attached hereto as Exhibit G is acknowledged by Landlord and Tenant to be the process for approval and construction of Tenant's improvements pursuant to this Section 4.2.

Landlord hereby agrees that, so long as no Lease event of default shall have occurred and be continuing, the Landlord shall, from time to time at the request of the Tenant, in connection with the work contemplated by this
Section 4.2, (i) grant temporary easements and other rights in the nature of easements to public utilities with respect to the Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of the Property, (iii) execute and deliver to any person any instrument appropriate to confirm or effect such grants or releases, and
(iv) execute and deliver to any person such other documents or materials in connection with the development, construction, testing or operation of the Tenant improvements anticipated in this Section 4.2, including reciprocal easement agreements, provided, that each of the agreements referred to in this Section 4.2(a) shall be commercially reasonable terms so as not to diminish the value of the Property, the Building and/or the Premises in any material respect, (b) shall not interfere with the use and occupancy of the Property and/or Building by other tenant(s) and those claiming by through and under such tenant(s) and (c) shall be automatically cancelled and terminated upon the cancellation and/or termination of the Lease by instrument duly recorded in the Middlesex South Registry of Deeds, as specifically set forth in the Notice of Lease to be recorded in said Registry.

5.  USE OF PREMISES

5.1 PERMITTED USE. Tenant shall use the Premises only for the purposes set forth in Section 1 and for no other purposes or purposes.

5.2 PROHIBITED USES. Without limiting the generality of Section 5.1, Tenant shall not use any part of the Premises (a) in any manner which would violate this Lease, (b) for any unlawful purpose, or (c) in any manner which in Landlord's reasonable judgment impairs the appearance or reputation of the Building.

5.3 LICENSES AND PERMITS. Tenants shall obtain at its expense all licenses or permits required for the lawful conduct of Tenant's business.

5.4 SIGNS. Tenant shall not place signs on the Premises or on the exterior of the Building, in any window or in any common or public area without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant's signs shall be purchased and installed at Tenant's sole cost and expense and shall comply with applicable law. Landlord acknowledges and agrees that Tenant shall be permitted by Landlord to identify its occupancy of the Premises by exterior signage on the Building and install an exterior flag, all if permitted by local ordinance or variance thereof.

6.  RENT

6.1 ANNUAL FIXED RENT. In consideration of the demising and leasing of the Premises by Landlord, Tenant covenants to pay to Landlord in lawful money of the United States as annual rent for the Premises in monthly installments commencing on the Commencement Date and on the 1st day of each and every month thereafter, as follows:

Lease Year                      Annual                 Monthly

First Lease Year
(9/16/99 to 9/15/00)           1,291,360              107,613.33

Second Lease Year
(9/16/00 to 9/15/01)           1,291,360              107,613.33

Third Lease Year
(9/16/01 to 9/15/02)           1,291,360              107,613.33

Fourth Lease Year
(9/16/02 to 9/15/03)           1,291,360              107,613.33

Fifth Lease Year
(9/16/03 to 9/15/04)           1,388,212              115,684.33

Sixth Lease Year
(9/16/04 to 9/15/05)           1,388,212              115,684.33

Seventh Lease Year
(9/16/05 to 9/15/06)           1,388,212              115,684.33

Eighth Lease Year
(9/16/06 to 9/15/07)           1,388,212              115,684.33

Ninth Lease Year
(9/16/07 to 9/15/08)           1,517,348              126,445.66

Tenth Lease Year
(9/16/08 to 9/15/09)           1,517,348              126,445.66

Eleventh Lease Year
(9/16/09 to 9/15/10)           1,517,348              126,445.66

Twelfth Lease Year
(9/16/10 to 9/15/11)           1,517,348              126,445.66

6.1.2 In the event that Tenant exercises its right to extend the Original Term of this Lease, as set forth in Section 3.3 hereof, Tenant agrees to pay during the extended term 95% of the current market rent charged for similar office space in the Route 128 central market (i.e. Waltham, Lexington, Newton, Needham and Wellesley) at the time of the commencement of the First Option Period and the Second Option Period, respectively. In the event that Landlord and Tenant, after acting reasonably and in good faith, cannot agree upon the aforesaid current market value within a thirty
(30) day period ending eight (8) months prior to the expiration of the Original Term in the case of the First Option and eight (8) months prior to the expiration of the First Option Period in the case of the Second Option, then, and in such an event, Landlord and Tenant shall select an independent commercial real estate broker or real estate appraiser to determine the fair market rental value of the Premises based on the then fair market value of similar office space in the Route 128 central market (i.e. Waltham, Lexington, Newton, Needham and Wellesley). If Landlord and Tenant are unable to agree upon a mutually acceptable broker to make such determination within five (5) business days after Tenant exercises such right, or if a broker is unable to render an opinion with knowledge of the office rental market in the area around the Building, then the parties shall resort to arbitration of the determination of fair market rental value as provided herein. In determining the fair market rental value, the arbitrators shall consider only buildings of comparable location, age and type of construction in the Route 128 central market, as identified above, without consideration for the Tenant Improvements to the extent said Tenant Improvements are in excess of tenant improvements generally allowed for office buildings in the Route 128 Central Market at the time of such determination of fair market rental value.

        Arbitration of Fair Market Rental Value. If the purpose of the arbitration is to determine the fair market rental value of the Premises, then the following rules shall apply:

        (a) All arbitration shall occur at a location in Boston, Massachusetts, chosen by the arbitrators and shall be conducted pursuant to the rules of the American Arbitration Association. The party desiring such arbitration shall give written notice to that effect to the other party and simultaneously therewith also shall give written notice to the American Arbitration Association, requesting such organization to select, as soon as possible but in any event within the next thirty (30) days, three arbitrators with expertise in the subject matter of the arbitration. Each arbitrator shall be a member of the American Institute of Real Estate Appraisers (or successor organization, or if no such organization exists, then from persons of similar professional qualifications), with the designation M.A.I. and with at least ten (10) years of experience appraising commercial properties in the Boston metropolitan area;

        (b) The hearing shall be conducted such that each of Landlord and Tenant shall have two (2) hours only to present oral evidence or argument, but either party may present whatever written evidence or argument it deems appropriate prior to the hearing (with copies of such written evidence being delivered concurrently to the other party); and

        (c) Within 30 days after the conclusion of the hearing, the arbitrators shall again meet and simultaneously disclose in writing their respective determinations of the fair market rental value. If the determination of at least two of the arbitrators shall be identical in amount, said amount shall be the fair market rental value. If the determinations of at least two of the arbitrators shall not be identical in amount, the fair market rental value, shall be determined as follows: (a) if neither the highest nor the lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Fair market rental value shall be the average of all three determinations, and (b), if clause (a) does not apply, then the fair market rental value shall be the average of the middle determination and the determination closest in amount to said middle determination.

  Landlord and Tenant shall split the cost of determining the fair market value of the Premises. The decision of the appointed broker or appraiser, as the case may be, shall be final and binding, which decision shall be made within a thirty (30) day period ending seven (7) months prior the expiration of the Original Term in the case of the First Option and seven
(7) months prior to the expiration of the First Option Period in the case of the Second Option.

6.1.3 All rent and other payments required to be made by Tenant pursuant hereof shall be paid and made payable to Landlord at 5 Campanelli Circle, Canton, Massachusetts until Tenant is otherwise notified by Landlord. All payments shall be made monthly in advance on the 1st day of each calendar month during the term of this Lease unless such other date is specified by Landlord upon written notice to Tenant. If the term shall commence or terminate upon a day other than the 1st day of a calendar month, then Tenant shall pay, upon the commencement date of the Term, a pro rata portion of the fixed monthly rent described above and pro rata on a per diem basis with respect to any such fractional calendar month. The rent shall be payable on the 1st of each calendar month in advance, at such place as shall be designated by Landlord from time to time by written notice to Tenant.

6.1.4 If the due date of any amount payable under this Lease is a Saturday, Sunday or legal holiday at the location of the principal business office of Landlord or the holder of the Mortgage, such amount shall be deemed to be due on the nearest business day.

6.1.5 The obligation of Tenant to make the payments required by this Lease, and to perform and observe the other agreements on its part contained in this Lease, shall be absolute and unconditional and shall not be subject to any right of recoupment, set off, counterclaim, abatement (except as hereinafter specifically set forth), suspension, deduction or defense. Tenant shall not (i) suspend or discontinue payment of any rent or additional rent pursuant to this Lease or (ii) fail to perform and observe any of its other agreements contained in this Lease for any cause or reason including, but not limited to, the occurrence of any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Premises (except as specifically provided in Sections 10.1 and 10.2 hereof), commercial frustration of purposes, any change in the tax or other laws or administrative rulings of or administrative actions by or under authority of the United States of America or the Commonwealth of Massachusetts.

6.1.6 Except only as hereinafter specifically set forth in this Lease, it is understood and agreed that this is a totally triple net lease, meaning and intending to mean that with the exception of the Landlord's maintenance obligations set forth in Section 7.7, Landlord shall not be responsible for expenses of any kind or nature arising out of or in connection with the Premises and Tenant shall be responsible for Tenant's pro rate share of any and all such expenses, including without limitation, any and all real estate taxes, municipal charges and betterments, non-structural repairs, maintenance, replacements, renovations, operating expenses, insurance, licenses and utilities (e.g. gas, electricity, water, sewer, fuel, heating, lighting, air conditioning, telephone, cable and the like).

6.2  ADDITIONAL RENT, TAXES AND OTHER EXPENSES.

6.2.1 TAXES AND ASSESSMENTS. Commencing on the day Landlord delivers access to the Premises to Tenant for Tenant to install Tenant improvements, the Tenant shall pay, within ten (10) days after receipt by Tenant of Landlord's bill, as additional rent hereunder, in each year during the term Tenant's pro rata percentage as set forth in Section 1.1 of the real estate taxes (meaning all general and special taxes and assessments imposed by governmental authorities of the City of Waltham having jurisdiction over the land, buildings and improvements of which the Premises forms a part and assessed against the owners of the real property; provided, however, with regard to special assessments, Tenant shall only be responsible for a
reasonable allocation thereof based on the term of the Lease).   In
addition, Tenant shall pay all ad valorem taxes, if any, allocable to Tenant's signs and business equipment in the Premises. If some method or type of taxation replaces the current method of assessment of real estate taxes, or the type thereof by the City of Waltham, Tenant agrees that Tenant shall pay its pro rata share of the same; and if a tax (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under the Lease, Tenant agrees to pay its pro rata share of the same unless applicable law prohibits the payment of such tax by Tenant. Tenant's liability under this paragraph for any tax year which does not fall entirely within the term of this Lease shall be apportionately prorated. Notwithstanding the foregoing, nothing herein contained shall otherwise require or be construed to require Tenant to reimburse Landlord for any inheritance, estate, succession, transfer, gift, franchise income or earnings, profit, excess profit, capital stock, capital levy or corporate or other similar tax which is or may be imposed upon Landlord or upon Landlord's business. Real estate taxes and assessments subject to reimbursement by Tenant shall not include (i) any item to the extent otherwise included in Landlord's Operating Expenses,
(ii) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Property which existed prior to the Commencement Date or which was introduced onto the property by Landlord or its representatives, (iii) any of Landlord's personal property taxes, or (iv) any excise transfer taxes caused by any change in ownership of the Property or any part thereof. If a reduction in property taxes and/or assessments is obtained for any year of the Term during which Tenant paid tenant's percentage of taxes and assessments, then Landlord shall provide Tenant with a credit against Tenant's next due obligations for Rent and Tenant's Percentage of Operating Expenses or, if none, refund such amounts to Tenant within thirty (30) days based on such adjustment.

        If at least twenty (20) days prior to the last day for filing application for abatement of real estate taxes for any tax year, Tenant shall give notice to Landlord that Tenant desires to file an application or abatement of real estate taxes for said tax year and, if within ten (10) days after the receipt of said notice, Landlord shall not give notice to Tenant that it shall file such application, Tenant shall have the right either in its own name or in the name of Landlord, but at its own cost and expense to file such application. If within ten (10) days after receipt by Landlord of such notice by Tenant, Landlord shall give Tenant notice that Landlord shall file such application, Landlord shall file the same prior to the expiration of the time for filing of the same, at its own cost and expense. In the event, notwithstanding the foregoing, if any abatement by whomever prosecuted shall be obtained, the cost and expense of obtaining the same shall be a first charge upon the said abatement. If Tenant shall file an application for abatement pursuant to the provisions of this paragraph, Tenant will prosecute the same to final determination with due diligence and shall not, without Landlord's written consent (which consent will not be unreasonably withheld, conditioned or delayed) settle, compromise or discontinue the same, except, however, Tenant may discontinue the prosecution of the same at any time after giving Landlord notice thereof and an opportunity to take over the prosecution of the same. If Landlord shall file an application for abatement for any tax year after having received notice from Tenant that Tenant desires to file an application for abatement for said tax year, Landlord shall prosecute the same to final determination with due diligence and shall not, without Tenant's written consent (which consent will not be unreasonably withheld, conditioned or delayed), settle, compromise or discontinue the same, except, however, Landlord may discontinue the prosecution of the same at any time after giving Tenant notice thereof and an opportunity to take over the prosecution of the same. If either party shall prosecute an application for abatement, the other party will cooperate and furnish any pertinent information in its files reasonably required by the prosecuting party.

        Neither the filing of an application for abatement of real estate taxes, nor the prosecution of any other proceedings contesting the amount or validity of any real estate taxes, shall relieve Tenant of its obligations to pay real estate taxes as and when provided herein. All abatements of real estate taxes previously paid by Tenant shall belong to Tenant less the costs and expenses reasonably incurred in obtaining such abatement.

6.2.2 BILLING OF TAXES. Landlord shall provide Tenant with a statement showing Tenant's actual tax liability for the preceding year. Tenant will be credited or debited with any difference between actual and estimated tax liability, which shall be adjusted annually. If Tenant is late in any tax payment or Utility Expense or Operating Expense, Tenant shall pay Landlord any interest required of Landlord by the taxing authority, or if Landlord advances the Taxes, Tenant shall pay Landlord interest as stated in Section 6.3.

6.3 LATE CHARGES. Rent and additional rent not paid within five (5) days of the date due shall bear interest at the rate of five percentage points over the prime rate of BankBoston, but in no event more than eighteen percent per annum (or at any lower maximum rate permitted by law) from the date first due until paid.

6.4 SECURITY DEPOSIT. On the Commencement Date, Tenant shall deposit and maintain with Landlord the Security Deposit set forth in Section 1.1 of this Lease, which if in the form of money, Landlord may commingle with Landlord's other funds with interest to Tenant as calculated at applicable money market interest rates of BankBoston. If the Security Deposit is funded by Tenant in the form of a letter of credit, then on or before the Commencement Date, Tenant shall provide Landlord with one or more letter(s) of credit (individually and, if more than one, collectively, the "Letter of Credit") in a form reasonably satisfactory to Landlord and in the aggregate amount of Four Hundred Fifty Thousand Dollars ($450,000.00), payable pursuant to the terms and conditions set forth herein and issued by a Boston branch of a national banking association. The Letter of credit shall have an initial term of not less than twelve (12) months and shall be renewable for successive twelve (12) month periods; provided, however, that the aggregate amount of the Letter of Credit may be reduced in accordance with Section 1.1 hereof. Landlord shall have the right to draw on the Letter of Credit in the event that: (a) Landlord applies all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant as set forth herein; (b) Tenant is in default under the Lease after expiration of any grace period; or (c) Tenant fails to renew the Letter of Credit for the Letter of Credit to conform to the aggregate amount requirements set forth in Section 1.1 hereof and fails to provide to Landlord written notice of the renewal of the Letter of Credit at least (1) month prior to its expiration date. Tenant's failure to maintain the Security Deposit, as herein set forth shall constitute a default of this Lease. Landlord from time to time in its discretion may apply the Security Deposit in total or partial satisfaction of any default by Tenant, without affecting or waiving any other rights or remedies provided for under this Lease and in such event Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited, subject to the reduction set forth in Section 1.1. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord's damages. Landlord shall deliver the Security Deposit to the purchaser of Landlord's interest in the Property in the event that such interest be sold, transferred or assigned or to Landlord's lender in the event of foreclosure and upon such transferee's delivery of written acknowledgment of its receipt of the Security Deposit, Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant, and Tenant agrees to look solely to the new landlord for the return of the Security Deposit, and this provision shall also apply to any subsequent transferees. Landlord shall have the right to assign the Security Deposit to Landlord's mortgage lender, subject to the rights of Tenant provided in this Section 6.4, in connection with financing or refinancing of the Property if so requested by the Lender. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible in connection with the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

7.  SERVICES.

7.1 UTILITY EXPENSES. Commencing on the day Landlord delivers access to the Premises to Tenant for Tenant to install Tenant improvements, Tenant agrees to pay or cause to be paid as additional rent directly to the appropriate supplier or party charged with the collection thereof all charges for electricity and telephone service (collectively "Utility Expenses") used, rendered or supplied by or for the Tenant upon or in connection with the Premises during the Term, including any extensions, and to indemnify Landlord and save it harmless against any liability or damages on such account.

7.2 OPERATING COST. To the extent paid by Landlord and not Tenant, the Tenant shall pay to the Landlord commencing on the day Landlord delivers access to the Premises to Tenant for Tenant to install Tenant improvements, as additional rent hereunder within ten (10) days after notice in writing by Landlord, the percentage set forth in Section 1.1 for Operating Expenses. This cost shall be prorated should this Lease be in effect with respect to only a portion of any lease year covered by a portion of the cost period. Operating Expenses are defined for the purpose of this Lease as including the total cost and expense incurred in operating, repairing, maintaining, replacing and managing the Building of which the Premises forms a part, including without limitation, security, insurance, water and sewer use charges, roof repairs (excluding of repairs under Section 4.1), lighting, electrical, mechanical, utility and other systems and services, removal of snow, trash, rubbish and other refuse, sweeping, cleaning, routine maintenance and service of utility, heating and cooling systems, maintenance and depreciation of machinery and equipment used in operating and maintenance and the cost of personnel to implement such services and a management fee equal to three (3%) percent of the aggregate Annual Fixed Rents of the Building. Notwithstanding the provisions in this Section 7.2, the following shall not be included within Operating Expenses: (i) any ground lease rental; (ii) costs incurred by the Landlord for the repair of damage to the Premises to the extent that the Landlord is reimbursed by insurance or condemnation proceeds or by other occupants of the Building (other than a share of their Operating Expense), guarantors or any third parties (except that insurance deductibles paid by Landlord may be included as an Operating Expense); (iii) costs, including permit, license and inspection costs, incurred with respect to the construction or installation of improvements for other tenants in the Building, are incurred in renovating or otherwise improving, decorating, painting or redecorating space for other occupants of the Building, including space planning and interior design costs and fees; (iv) depreciation, amortization and interest payments; (v) brokerage commissions, finder's fees, attorney's fees, space planning costs, advertising costs, and other cost incurred by Landlord in leasing or attempting to lease other space in the Building; (vi) attorney's fees and other costs and expenses incurred in connection with proposals, negotiations or disputes with other present or prospective tenants or other occupants of the Building; (vii) interest, principle, points and fees on debt or amortization on any mortgage, deed of trust or other debt encumbering the Property, or any part thereof; (viii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials, workmanship of the Premises or Building not a result of any improvements or renovations undertaken by Tenant; (ix) any improvements, alterations or expenditures of a capital nature, except to the extent the same are amortized over the useful life of the same; (x) damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents; (xi) any personal property taxes payable by Tenant or by other occupants of the Building;
(xii) except as specifically set forth in this Lease, costs incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, or costs, penalties or fines arising from Landlord's violation of any governmental Landlord's violation of any governmental rule or authority costs incurred in correcting any building code violations existing as of the Commencement Date not a result of improvements or renovations undertaken by Tenant; (xiii) rule or authority costs incurred in correcting any building code violations existing as of the Commencement Date; (xiv) except as specifically set forth in this Lease, Landlord's general corporate overhead and general administrative expenses; (xv) rentals and other related expenses incurred in leasing equipment ordinarily considered to be of a capital nature, except equipment that is presently leased for use in, or providing services to the Property, or that is used in providing security, operational, and maintenance services, and equipment; (xvi) costs arising from Landlord's charitable or political contributions or from costs or fees associated with Landlord's membership in a trade association; (xvii) legal expenses incurred in order for Landlord to resolve disputes with contractors regarding latent defects in the design, materials or workmanship of the Property, or as a result of Landlord's defending the implied covenant of quiet enjoyment in favor of any occupant of the Building; (xviii) any late fees, assessments, penalties, or similar charges assessed pursuant to covenants, conditions and restrictions applicable to the Property resulting from Landlord's negligence or willful misconduct; and (xix) expenses incurred by Landlord in connection with services or other benefits which are not offered to Tenant or items and services for which Tenant or any other occupants of the Building reimburses Landlord (other than through its share of Operating Expenses), or which Landlord provides selectively to one or more tenants, other than Tenant, without reimbursement, and the cost of which is included as Operating Expenses; and (xx) the costs of repairs and/or replacements of the roof structure, foundations and structural supports of the Building not caused by Tenant, as specifically set forth in Section 7.7 hereof. Notwithstanding the specific itemization elsewhere in this Lease as to certain components of Operating Expenses, Landlord shall not be entitled to recover from all tenants of the Building more than its actual costs and expenses of Operating Expenses.

At any time within six (6) months of Tenant's receipt of any statement from Landlord relating to Landlord's reimbursable expenses, Landlord shall furnish Tenant following Tenant's written request therefor, but no more than once in any calendar year, including invoices and other source documents relating to such reimbursable expenses. Such audit shall be limited to the items necessary to a determination of the applicable reimbursable expenses. In any event, if it is determined that Tenant was overcharged by more than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Landlord's reimbursable expenses the amount of the overcharge and the costs associated with the audit (and, if such credit occurs following the expiration of the Term, Landlord shall promptly pay the amount of such credit to Tenant). If the audit determines that the Tenant was overcharged less than five percent (5%), such overcharge shall entitle Tenant to credit against its next payment of Landlord's reimbursable expenses the amount of the overcharge and Tenant shall pay for all costs associated with the audit. If the audit shall determine that Tenant was undercharged for the Landlord's reimbursable expenses, Tenant shall promptly pay the amount of such undercharge to Landlord and Tenant shall pay all costs associated with the audit.

7.3 REPAIRS FOR ACCOUNT OF TENANT. If within a reasonable time after written or oral notice in the case of an emergency Tenant fails to promptly make needed repairs to the Premises, as set forth in Section 8.5, Landlord may, but shall not be obligated to do so, at Tenant's expense, make any such repairs, without waiving any right or remedy for Tenant's failure to make such repairs. If Tenant fails to pay, Landlord may add said amount to the rent due hereunder, together with interest thereon at the rate of five percentage points over the prime rate of BankBoston, but in no event more than eighteen (18%) percent per annum (or at any lower maximum rate permitted by law).

7.4 CURTAILED SERVICES. If any of Landlord's services are curtailed by any reason or cause beyond Landlord's reasonable control, there shall be no abatement of rent or other compensation due Landlord, nor shall Tenant's obligations hereunder be reduced.
If Landlord fails to reasonably act to perform its repair obligations of
Section 7.7 hereof or to restore any existing utilities interrupted between the street and the Building caused by Landlord or its agents, employees or contractors actions or omissions, and such failure materially affects Tenant's ability to use and occupy the Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, to perform such repairs and/or maintenance if such failure continues for more than five (5) business days after written notice from Tenant; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than five (5) business days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance and thereafter diligently pursues such repairs and/or maintenance to completion. In such event, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant to complete such repairs and/or maintenance within thirty (30) days after receipt of Tenant's written demand therefore, together with copies of the paid invoices evidencing the costs incurred by Tenant. Any repairs and/or maintenance permitted herein shall be performed in a good and workmanlike manner by licensed contractors. If Landlord objects to the repairs and/or maintenance performed or the expenses incurred by Tenant in performing such work, Landlord shall deliver a written notice of Landlord's objection to Tenant within thirty (30) days after Landlord's receipt of Tenant's invoice evidencing the expenses incurred by Tenant. Landlord's notice shall set forth in reasonable detail Landlord's reasons for its claim that such repairs and/or maintenance were not required or were not Landlord's obligations in the terms of this lease and/or the reasons for Landlord's dispute of the expenses incurred by Tenant in performing such work. If Landlord and Tenant fail to resolve any such dispute within said thirty
(30) day period, after Landlord has notified Tenant of Landlord's objections, the matter shall be resolved by binding arbitration.

7.5 PAYMENT FOR TENANT'S WORK. The Premises shall at all times be free of liens for labor and materials. To that end, Tenant shall pay promptly for all work or services with respect to the Premises undertaken on behalf of Tenant. Except as otherwise set forth in this Lease, Landlord shall receive a reasonable service fee, determined by Landlord, for work performed for Tenant by or under the supervision of Landlord. None of the foregoing requirements shall prevent Tenant from contesting any claim of lien or lien or against the Premises or Property, as long as such contest prevents foreclosure of the lien and Tenant causes such lien to be bonded or insured over in a manner satisfactory to Landlord.

7.6 CLEANING OF PREMISES. Tenant, at Tenant's sole cost and expense, shall provide cleaning services to the Premises.

7.7  LANDLORD'S MAINTENANCE.   Subject to the provisions of Section 7.2,
and subject to any replacement, repair and maintenance due to the wilful or negligent acts of the Tenant, its agents, servants, contractors or employments, which in such event shall be made by Tenant at Tenant's expense, Landlord shall, at Landlord's sole cost and expense, replace, repair and maintain all structural portions of the Building of which the Premises forms a part, which may be required in order to keep the Premises presentable and in good repair and tenantable condition, including exterior walls, structural floor slabs and columns, but specifically excluding the non-structural components of the roof, subject to Landlord's obligation to fund the roof improvements set forth in Section 4.1. As used in this Lease, non-structural components of the roof shall mean the roof membrane, flashing, and non-roof covering and structural components of the roof shall mean the trusses and steel.

8. TENANT'S ADDITIONAL COVENANTS. Tenant covenants at its expense at all times during the Lease Term and such further time as Tenant occupies the Premises or any part thereof the following:

8.1 COMPLIANCE WITH LAW. Tenant, at its sole expense, shall comply with all applicable laws and insurance requirements with respect to Tenant's use and occupancy of the Premises.

8.2 TENANT'S INDEMNITY. Tenant shall defend, indemnify and save harmless (including without limitation all costs and expenses, including attorneys' fees) the Landlord and any other persons claiming by, through or under Landlord against any and all liability or claims of any kind or nature, including without limitation injury to persons, including death, or damage to property: (i) occurring on or arising out of the use of the Premises, Building and/or Property (including without limitation the Tenant's alterations to the sprinkler system, the Tenant's storage of diesel fuel in above ground tanks, and the use of the roof of the Building for installation of Tenant's equipment such as satellite dishes and heating and air conditioning equipment) during the term hereof by Tenant or any persons claiming by, through or under Tenant; (ii) occurring or arising out of any Tenant improvements to the Premises, Building, and/or Property (including without limitation any claim(s) of any kind or nature by MFS [or any other tenant(s)] in connection with interference with any/or interruption of the use and/or occupancy of MFS's [or any other tenant(s)] leased premises, Building and/or Property; (iii) arising out of any default by Tenant hereunder; or (iv) arising out of any act or omission to act by Tenant, its agents, employees, licensees, franchisees, invitees, subtenants or any other person for whom Tenant is responsible on or about the Premises, Building and/or Property at any time, unless such claims result from Landlord's or its agents negligence.

8.3 TENANT'S PROPERTY IS TENANT'S RISK. All property of Tenant and persons claiming by, through, or under Tenant at any time on the Premises, shall be at the sole risk of Tenant or such persons and if the whole or any part thereof shall be destroyed or damaged by any cause whatever, no part of said loss or damage shall be borne by Landlord; except that to the extent required by Massachusetts law, the foregoing shall not exculpate the Landlord from liability for its own negligence or willful act.

8.4 OVERLOADING, NUISANCE; VOLATILE OR DANGEROUS SUBSTANCES. Tenant shall not injure, overload, deface, or otherwise harm the Premises, nor commit any nuisance, not permit the emission of any objectionable noise, noxious or objectionable odor or of any particulate residue; nor make, allow or suffer any waste; nor make any use of the Premises which is contrary to any law, ordinance, order or regulation of any public authority or which will invalidate any insurance. All dangerous substances shall be stored safely and securely in compliance with law and applicable government and insurance requirements and guidelines.

8.5 MAINTENANCE OF PREMISES. Tenant, at Tenant's sole cost and expense, shall maintain the Premises and the Building, improvements and appurtenances thereto in a good state of repair, both inside and outside, including without limiting the generality of the foregoing, the non-structural components of the roof, floors, sidewalks, curbs, landscaping, parking area, water and sewer connections, windows, plumbing, water, gas and electric fixtures, pipes, wires, and conduits, machinery, on or connected with the Premises or used in the operation thereof, together with any and all alterations, additions and improvements therein or thereto, in good, clean, healthful and safe order and condition, including the removal of snow, all in accordance with applicable municipal ordinances and the direction proper public officers, suffering no waste or injury, and shall promptly make or acquire all needed repairs, replacements, renewals and additions (other than Landlord's required repair and maintenance obligations set forth in Section 7.7), whether ordinary or extraordinary, foreseen or unforeseen, in and to any of the foregoing throughout the Term of this lease. To the extent any of the foregoing maintenance obligations benefit the tenant occupying the approximate 15,250 square feet adjacent to the Premises, such as snow removal, Tenant shall first seek to obtain reimbursement from such tenant equal to 19.1% of the maintenance total cost, and if Tenant is not able to obtain such reimbursement directly from such tenant, after reasonable effort by Tenant, any failure by such tenant to reimburse Tenant for such tenant's proportionate share of such costs and expenses shall be a monetary default under such tenant's lease, which Landlord shall promptly and diligently seek to remedy in accordance with Landlord's rights under such tenant's lease.

8.6 YIELD UP. At the expiration or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all personal property, and all Tenant's signs and yield up the Premises broom clean and in good order, repair and condition, as the same were in on the Commencement Date or had been put in thereafter, excepting and excluding damage arising from Landlord's failure to perform its obligations under
Section 7.7 hereof or under Section 4.1 hereof, or by unavoidable casualty or reasonable wear and tear excepted. Tenant's property not removed within fifteen (15) days may be disposed of by Landlord, as Landlord shall determine. Tenant indemnifies Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises.

8.6.1 WHAT ARE INTENDED TO BE FIXTURES. Equipment, improvements and appurtenances other than Tenant's Trade Fixtures, furnishings and trade equipment (as described below) attached to or built into the Premises prior to or during the Term shall be and remain part of the Premises and are intended as real estate fixtures and shall not be removed by Tenant, unless otherwise instructed by Landlord to remove the same. All wiring, circuit breakers, transformers, cabling, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, panelling, molding, shelving, radiator enclosures, flooring, HVAC equipment and HVAC ducts shall be deemed to be real estate fixtures, whether or not attached to or built into the Premises. Any trade fixtures, furniture and trade equipment installed by the Tenant which may be removed from the Premises without injury thereto (including, without limitation, demountable partitions, refrigerators and other kitchen appliances, computer racking and similar demountable fixtures) (collectively, "Trade Fixtures") shall remain the property of the Tenant and shall be removed by the Tenant, at the Tenant's sole cost and expense, from the Premises upon the expiration or earlier termination of this Lease. In the event Tenant fails to remove said articles prior to or upon the expiration or earlier termination, they shall be deemed abandoned and may be disposed of by Landlord in any way it sees fit, all at Tenant's sole cost and expense. All alterations and improvements to the Premises (except for the Tenant Improvements, as defined below), put in at the expense of Tenant shall become the property of Landlord and shall remain upon and surrendered with the Premises as part thereof at the termination of this Lease, or at Landlord's option, provided Landlord shall have advised Tenant in writing at the time of its consent to said alterations and improvements that the same must be removed and restored to its original condition. Notwithstanding the foregoing, Tenant shall, unless Landlord and Tenant agree otherwise, remove the items described on Exhibit B attached hereto and by this reference made a part hereof (the "Tenant Improvements") upon the termination of this Lease and shall repair all damage to the Premises caused by such removal. Such repairs shall include, but are not limited to, replacing and/or restoring those Building Systems (e.g. heating, ventilation, air conditioning, electrical, sprinkler etc.) with Building Systems of like or similar quality existing as of the date hereof, which are removed or disconnected as part of the work of installing the Tenant Improvements, such that the Building Systems are in good operational condition as of the date of Tenant's surrender of the Premises.

8.7 ALTERATIONS AND IMPROVEMENTS BY TENANT AFTER TERM COMMENCEMENT. With the exception of the improvements described in Section 4.2, the Tenant shall not make any alterations, improvements and/or additions to the interior or exterior of the Premises, except at Tenant's own expense, subject to first obtaining, in each instance, the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and provided the same are in accordance with all applicable laws and performed in a good and first-class workmanlike manner.
Notwithstanding the foregoing provisions of this Section 8.7, but subject to all of the provisions of this Article 8, Landlord's consent will not be required for the installation or modification of Trade Fixtures, nor for any non-structural alterations and improvements to the interior of the Building in connection with any project costing less than $150,000 in any twelve (12) month period; and if the cost of said project exceeds $150,000, Landlord's approval of the non-structural alterations and improvements to the interior of the Premises involved in said project shall not be unreasonably withheld, conditioned or delayed. For purposes of determining the cost of a project, work done in phases or stages shall be considered part of the same project, any project shall be deemed to include all trades and materials involved in accomplishing a particular result. For purposes of determining the cost of a project, the costs of installation or modification removal of Trade Fixtures shall be excluded. Pursuant to the foregoing alteration rights of Tenant hereunder, at least once every six months during the Term therein, Tenant shall report in writing, in detail (including without limitation plans and specifications) reasonably satisfactory to Landlord, all alterations, additions, and improvements to the Premises made by Tenant since the last such report, unless plans and specifications for the same have theretofore been furnished to Landlord.
If in or at the time of such report Tenant requests in writing, Landlord to do so with respect to specific items designated in such report, Landlord will advise Tenant, in writing, as to which of the alterations, additions and improvements, so designated, made by Tenant since the last such report, which did not require Landlord's consent, Landlord will require Tenant to remove and restore at the expiration or earlier termination of this Lease; and Landlord will be bound by such written advice. Prior to the commencement of any work on any such alteration, addition or improvement not requiring Landlord's consent hereunder, the same shall have been submitted to and approved by all municipal or other governmental departments or agencies having jurisdiction over the subject matter thereof (all of which shall have issued any required permits and approvals). Throughout the performance of alterations, additions or improvements, Tenant, at its expense, shall carry, or cause to be carried, construction risk insurance under which Landlord shall be named as an additional insured.

8.8 FLOOR LOAD; HEAVY MACHINERY. Tenant shall place no load upon any floor of the Premises exceeding the floor load per square foot of area which such floor in its then-present condition is capable of carrying without damage and which is allowed by law.

8.9 ASSIGNMENT AND SUBLETTING. Tenant covenants and agrees that Tenant shall not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, licenses, and the like) without in each instance having first received the express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and in any case where Landlord shall consent to such assignment or subletting, the Tenant named herein shall (i) remain fully liable for the obligations of Tenant hereunder, including without limitation, the obligation to pay the rents and other amounts provided under this Lease, and (ii) pay over to Landlord one half of any rent or additional rent or other income received from any sub-tenant or assignee in excess of Tenant's obligations to Landlord, as set forth in this Lease, after deducting therefrom all transaction costs (i.e. leasing commission and legal expenses), and after amortizing Tenant's initial improvements made to the Premises based upon the specific amortization schedule attached hereto as
Exhibit E.   Notwithstanding the foregoing or anything to the contrary
herein contained, Tenant may assign this Lease or sublease a portion of the Premises to any parent company or wholly owned subsidiary company of Tenant, or a joint venture controlled by Tenant, or to any corporation resulting from an acquisition, merger or consolidation of Tenant provided
(i) the successor corporation or Tenant as guarantor of such successor corporation's obligations has a capitalization sufficient in Landlord's reasonable opinion to support Tenant's obligations under this Lease (ii) sufficient documentation and verifiable information supporting the successor's corporation compliance with condition (i) above shall be submitted to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld, conditioned or delayed and (iii) the assignee or sublessee shall agree directly with Landlord, by written instrument in form reasonably satisfactory to Landlord, to be bound by all of the terms, covenants and conditions to be observed by Tenant under this Lease.

Tenant shall pay to Landlord, as additional rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed assignment or sublet, including without limitation, fees for review of documents.

8.10 LANDLORD'S ACCESS TO PREMISES. Tenant agrees that it will permit Landlord, the holder of any mortgage, and its agents to enter the Premises at reasonable times upon at least twenty-four (24) hours prior notice (except in the case of emergencies), subject to the Tenant's Rules And Regulations attached hereto as Exhibit H to (i) show the same to prospective tenants (during the last 6 months of the Term), purchasers and lenders; (ii) for the purpose of inspection, repairs, alterations, improvements or additions of, or to the Premises or the Building, as Landlord may deem necessary or desirable; (iii) for the purpose of assuring Tenant's compliance with its obligations hereunder; (iv) to exercise Landlord's rights and discharge Landlord's obligations under this Lease and
(v) for any purpose whatsoever related to the safety, protection, preservation or improvements of the Premises or of the Building or of the Landlord's interest. Landlord agrees that no entry by it shall result in unreasonable interference with the conduct of Tenant's business in the Premises. Landlord further agrees that no forcible entry will be made except to prevent injury to persons or substantial damage to property.

9.  INSURANCE

9.1 PUBLIC LIABILITY INSURANCE. Tenant shall take out and maintain in force throughout the Term comprehensive general liability insurance naming Tenant, as the insured and Landlord as additional insured according to the Lease provisions against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises in an amount which at the beginning of the Term shall not be less than $1,000,000 for injury or death of one person, $2,000,000 for injury or death of more than one person, $1,000,000 umbrella liability policy and $1,000,000 for property damage or such higher amounts as Landlord determines are required by reason of Tenant's use of the Premises and which thereafter, if Landlord requires, shall be in such higher amounts as are then consistent with sound commercial practice in the greater Boston area, but in no event shall such insurance increase more than two (2) times during the initial Term and more than one (1) time during each Extended Term.

9.2 CASUALTY INSURANCE. Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring Tenant's improvements in the Premises and Tenant's fixtures, furnishing and equipment to the extent of full replacement cost coverage with a deductible not to exceed $10,000.00 except that such insurance may be written with an 80% co-insurance clause, provided such policy has a replacement cost endorsement.

9.3 WORKMEN'S COMPENSATION. Tenant shall maintain policies of Workmen's Compensation Insurance covering all employees, and if Tenant shall contract with any independent contractor for the furnishing of labor, materials or services to Tenant, Tenant shall require such independent contractor to maintain Workmen's Compensation Insurance covering all its employees and all the employees of any subcontractors.

9.4 CERTIFICATE OF INSURANCE. Such insurance shall be placed with insurance satisfactory to Landlord and authorized to do business in Massachusetts. Such insurance shall provide that it shall not be cancelled without at least ten (10) days prior written notice to each insured named therein. Upon Landlord's request, Tenant shall furnish Landlord with Certificates of Insurance for all such insurance and, at Landlord's request, shall furnish the holder of any mortgage on the Building with Certificates of Insurance, together with evidence satisfactory to Landlord of the payment of all premiums.

9.5 LANDLORD'S INSURANCE. Landlord shall maintain during the Term such policies of fire and extended casualty to the extent of full replacement cost coverage on the Building (but not including Tenant Improvements or Trade Fixtures), liability with limits not less than those set forth in
Section 9.1 hereof, and other insurance, as Landlord shall reasonably determine. Tenant agrees to reasonably cooperate with Landlord in obtaining and maintaining such insurance.

9.6 WAIVER OF SUBROGATION. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents; provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire and extended coverage insurance maintained by the releasing party shall contain a clause to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Landlord and Tenant each agree to make best efforts to have their respective fire and extended coverage insurance policies include such a clause so long as the same is obtainable without extra cost, or if extra cost is chargeable therefor, so long as the party benefited by such clause in its discretion chooses to pay such extra cost.

9.7 INCREASE IN INSURANCE RISK. If Tenant's particular and unique use of the Premises results in any increase in Landlord's insurance rates on the Building, Tenant shall reimburse Landlord for such increase in insurance charges.

10.  DAMAGE TO PREMISES AND CONSEQUENCES OF EMINENT DOMAIN.

10.1 UNTENANTABILITY. Except as otherwise provided herein, if the Premises or the Building shall be partially damaged by fire or other casualty, this Lease shall remain in full force and effect and the damage to the Premises or the Building shall be repaired by Landlord. Until such repairs are made, Rent shall be abated on a per diem basis proportionate to the extent to which the rentable square footage of the Premises is rendered unfit for occupancy; provided, however, that there shall be no abatement of Rent or obligation on the part of Landlord to repair if the damage shall have been caused by the gross neglect of Tenant or its agents, contractors, servants, employees, licensees or invitees, which shall be without prejudice to any other rights or remedies of Landlord. Landlord shall incur no liability on account of any delay in the completion of such repairs which may arise by reason of adjustment of insurance, labor difficulties or other cause beyond Landlord's reasonable control. If all or any portion of the Premises or the Building is destroyed by fire or other casualty, acts of God or other cause, Landlord may elect, by written notice to Tenant within thirty (30) days after the date of casualty:

        (a) to terminate this Lease as of the date when the Premises or the Building are so destroyed or made unfit for occupancy, if the amount of insurance proceeds is inadequate to cover the costs of repair or restoration of the Premises, or if the duration of such work of repairs or restoration is reasonably estimated by Landlord to exceed six (6) months after Landlord is able to take possession of the damaged Premises to make such repairs or undertake such restoration or

        (b) to repair, restore or rehabilitate the Premises or the Building at Landlord's expense within six (6) months after Landlord is enabled to take possession of the damaged Premises or the Building and undertake reconstruction or repairs; and if Landlord elects to so repair, restore or rehabilitate the Premises or the Building, this Lease shall not terminate, Landlord in good faith shall attempt to complete its work as promptly as reasonably possible, and Rent shall be abated on a per diem basis proportionate to the extent and for the period during which the Premises are unfit for occupancy. Landlord's failure to elect to terminate this Lease in a timely fashion shall constitute its election to proceed to repair the Premises. In the event Landlord shall proceed pursuant to the provisions of this subparagraph 10.1, and shall not substantially complete the work within said six (6) months period (excluding from said period loss or time resulting from adjustment of insurance, labor difficulties or other Acts of God) either Landlord or Tenant may then terminate this Lease, as of the date when the Premises or the Building were made unfit for occupancy, by written notice to the other not later than thirty (30) days after the expiration of said six (6) month period, computed as herein provided. In the event of termination of this Lease pursuant to this Section 10.1, Rent shall be apportioned on a per diem basis to and including the effective date of such termination, and Tenant shall promptly vacate the Premises and surrender the same to Landlord. In the event Landlord elects to terminate this Lease pursuant to clause (a) above, Tenant may elect to preserve this Lease without modification or amendment by timely notification thereof to Landlord, whereby Tenant agrees to timely undertake such reconstruction or repairs at Tenant's sole cost and expense, except only to the extent such insurance is available to Landlord for such reconstruction or repairs, such insurance proceeds shall be made available to Tenant for such purpose, all such reconstruction or repairs shall be performed by Tenant in accordance with Section 8.7.

10.2 EMINENT DOMAIN. If the whole or any part of the Premises shall be taken, condemned or otherwise acquired by any public or quasi-public authority under the power of eminent domain, condemnation or other proceedings (each, a "Taking") so as to render the Premises untenantable, or such that the Premises cannot reasonably be used by Tenant for the same purposes and with the same utility as before such Taking, this Lease and the estate hereby created shall terminate and wholly expire on the date title shall vest in the acquiring authority, and all Rent shall be prorated and adjusted as of said date. If this Lease is not terminated as a result of any such taking, Landlord shall repair, restore or rehabilitate the remainder of the Premises to place the Premises in substantially the same condition as existed prior to such taking. In no event whatsoever shall Tenant have any claim against Landlord by reason of any appropriation, condemnation or taking of the whole or any part of the Premises or the Building, nor shall Tenant have any claim to the amount, or any portion thereof, that may be awarded as damages or paid as a result of said appropriation, condemnation or taking. Except as provided herein, Tenant hereby assigns to Landlord all Tenant's rights, title and interest in and to any and all amounts awarded or paid by reason of such appropriation, condemnation or taking, provided, however, that none of the foregoing is meant to deprive the Tenant from claiming moving expenses, displacement expenses or the like solely from the acquiring authority. Notwithstanding the foregoing, Tenant does not assign to Landlord and Tenant hereby retains, and Landlord grants to Tenant, all right, title and interest in and to any and all amounts awarded or paid by reason of appropriation, condemnation or taking of the Tenant Improvements and Trade Fixtures (but not other fixtures), which Tenant is entitled by the provisions of this Lease to remove from the Premises upon the termination of this Lease.

Provided Tenant has sublet or assigned or is then attempting to sublet or assign, as evidenced by a written proposal pre-dating the taking, this Lease to a person(s) or entity unrelated to Lessee for office use, if any taking results in the loss of the Building's parking spaces by more than twenty-five (25%) percent of the number of parking spaces existing on the Commencement Date, and or if any taking results in the loss of the Building's parking spaces for Tenant's use by more than seventy-five (75%) percent of the number of parking spaces existing on the Commencement Date, Tenant shall have the right to terminate this Lease unless the Landlord provides substitute parking spaces at the Property or any property adjoining the Property. If less than the entire Premises is taken then Landlord shall do such work as may be required to put what may remain of the Premises into substantially the same condition as immediately prior to such taking, insofar as possible, and rent shall be abated on a per diem basis proportionate to the extent to which the rentable square footage of the Premises is rendered unfit for occupancy until Landlord substantially completes such restoration work, and thereafter Base Rent shall be reduced in the proportion that the floor area of the portion of the Premises so taken bears the total floor area of the Premises prior to such taking.

11.  DEFAULT AND REMEDIES.

11.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent or additional rent hereunder when due and Tenant does not cure such default within five (5) days after written notice from Landlord, or (b) if, within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults, Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion or (c) if any assignment shall be made by Tenant for the benefit of creditors, or (d) if Tenant's leasehold interest shall be taken on execution, or (e) if a petition is filed by Tenant or any guarantor of Tenant's obligations under this Lease for adjudication as a bankrupt, or for reorganization or any arrangement under any provision of the Bankruptcy Act, as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any such guarantor of Tenant's obligations and such involuntary petition is not dismissed within sixty (60) days thereafter, or
(g) if Tenant or any such guarantor shall be declared bankrupt or insolvent according to law, or (h) if a receiver, trustee or assignee shall be appointed for the whole or any part of Tenant's property or the property of any such guarantor and shall not be removed within sixty (60) days thereafter, then, and in any such cases, if such default shall not have been cured, Landlord and its agents lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without due process of law (forcible, if necessary) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcible, if necessary) without being deemed guilty of any manner of trespass and without prejudice or prior breach of covenant, and upon such entry or mailing, as aforesaid, this Lease shall terminate, Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any) to the extent such rights may lawfully waived, and Landlord, without notice of Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. For purposes of this Section 11.1 and all sections under Section 11, "Tenant" shall include any guarantor of any of Tenant's obligations under this Lease and any corporation of which Tenant is a controlled subsidiary. Landlord agrees that, following a termination of the Lease or a termination of Tenant's right to possession as set forth in this Section 11.1, Landlord shall, for a period of thirty (30) days subsequent to such termination, continue to store on the Premises personal property then located on the Premises and clearly marked as the property of third parties. Landlord shall not, however, assume any liability to return such property or any other obligation with respect to such property.

11.2 DAMAGES-TERMINATION. Upon the termination of this Lease under the provision of this Section 11, Tenant shall pay to Landlord the Annual Fixed Rent, additional rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord, either:

     (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the Annual Fixed Rent, additional rent, taxes, Utility Expenses, Operating Expenses and other charges projected over the period commencing with such termination and ending on the Termination Date, as stated in Section 1 (or such later date to which the Lease has been extended) exceeds (ii) the aggregate projected rental value of the Premises for such period, or:

    (y) amounts equal to the Annual Fixed Rent, additional rent, taxes, Utility Expenses and Operating Expenses and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date, as specified in Section 1, (or such later date to which the Lease has been extended) provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expense incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the Premises for a new tenant(s), broker's commissions, attorneys' fees and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease (excluding any options not exercised), as extended; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

11.3 EFFECT OF TAX AND OPERATING EXPENSES ON DAMAGES. In the event of any termination of this Lease or re-entry by Landlord under the provisions of this Section 11 or other proceeding or action or any provision of law by reason of default under this Lease on the part of Tenant, then for the purpose of computing damages, as shall be payable pursuant to this Section 11, it is agreed that:

     (a) If Landlord shall elect that damages be payable pursuant to Subparagraph (x) of Section 11.2, the computation of such damage shall be made, insofar as the same relates to taxes, Utility Expenses and Operating Expenses by taking the product of (i) the sum of taxes, and Operating Expense for the immediately preceding fiscal year of Landlord, respectively, times (ii) the number of years remaining of the full term hereby granted, on the assumption that the amount of such taxes, Utility Expenses and Operating Expense so payable for the immediately preceding fiscal year of Landlord would have remained constant for each subsequent fiscal year of the full term hereby granted.

     (b) If Landlord shall elect that such damages be payable pursuant to Subparagraph (y) of Section 11.2, the sums referred to in said Subparagraph
(y) shall include, without limitation, the amount of the taxes, Utility Expenses and Operating Expense which under the provisions of Section 6.2,
7.1 and 7.2 would be payable by Tenant for the period referred to in said Subparagraph (y).

11.4 LANDLORD'S EXPENSES IN PERFORMING OBLIGATIONS OF TENANT. If Tenant shall default in the performance of any covenant of this Lease, Landlord may without waiving or releasing any right or remedy immediately, or at any time thereafter, without notice, perform the same for Tenant's account and Tenant shall pay on demand as reimbursement the sum so paid by Landlord with all interests, costs and damages.

11.5 LANDLORD'S REMEDIES NOT EXCLUSIVE. Landlord's remedies stated in this Lease are cumulative and not exclusive of any other remedies or means of redress available to Landlord by law.

11.6 EFFECT OF WAIVERS OF DEFAULT. No consent or waiver, express or implied, by Landlord to any act or omission which otherwise would be a breach of Tenant's obligations shall in any way be construed to impair Tenant's continuing obligations hereunder or operate to permit similar acts or omissions.

11.7 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check for payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

12.  LANDLORD'S FINANCING.

12.1 SUBORDINATION. This Lease is subject and subordinate to all matters of record including without limitation any mortgages or ground leases and other instruments in the nature of a mortgage, which may now be on or affect the Premises, or any part thereof, and to each advance made or to be made under such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor and Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to any such mortgages, ground leases and other such instruments in the nature of a mortgage and to any and all advances made or to be made thereunder, provided that in the instrument of subordination, the mortgagee (or trustee) agrees for itself and its successors and assigns, that so long as Tenant shall not be in default of this Lease, the mortgagee (or trustee) and its successors and assigns, will not disturb the peaceful, quiet enjoyment of the Premises by Tenant and will recognize Tenant's rights under this Lease. The form and substance of the Non-disturbance, attornment and subordination agreement is attached hereto and made a part hereof as Exhibit F. As a condition precedent to the effectiveness of this Lease, Landlord shall promptly obtain and provide to Tenant a non-disturbance, attornment and subordination agreement in substantially the form of Exhibit D, executed by any mortgagee with an interest in the Premises as of the date of this Lease.

12.2 ESTOPPEL CERTIFICATE. Each party shall, at any time and from time to time upon not less than ten (10) days' prior written notice from the other party, execute, acknowledge and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid, in advance, if any; (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults, if any which are claimed; and (iii) certifying as to such other factual matters as the other party reasonably shall request.
 Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the property of which the Premises are a part. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's rental has been paid in advance.

12.3 ASSIGNMENT OF RENTS. Tenant shall, upon receipt of written notice from Landlord and any such mortgagee, overlessor, or other person to whom Landlord may from time to time assign the rents or other payments due hereunder, make payment of such rents or other payments to such person.

13.  TENANT'S FIRST OFFER OPTION.

13.1 OPTION TO PURCHASE. Landlord hereby grants to Tenant the exclusive right, at Tenant's option, to purchase the property of which the Premises forms a part, together with all structures, alterations and improvements thereon, as more particularly described in Exhibit D attached hereto (the "Property") within thirty (30) days from Landlord's Notice ("Offer Notice") to Tenant, which Offer Notice shall state the terms and conditions the Property is going to be listed for sale to the general public, including the purchase price. The purchase price shall reflect a good faith estimate by Landlord of the fair market value of the Property based upon comparative sales of office buildings in the Waltham market area within the six (6) month period immediately prior to the Offer Notice. No subsequent sale or transfer of title to the Property shall be binding upon Tenant unless and until the foregoing requirements are fully complied with. If Tenant elects to purchase the Property pursuant to the Offer Notice, it is agreed that the terms and conditions of sale, including title to be conveyed, shall be specified in a mutually acceptable Offer Letter to be negotiated in good faith by Landlord and Tenant and executed and delivered between Tenant and Landlord within said thirty (30) day period. If Tenant does not elect to exercise the right of first offer to purchase and Landlord thereafter accepts an offer to purchase from a third party, then Landlord shall be free to enter into such a transaction with such third party on any terms and conditions as Landlord deems in Landlord's sole judgment to be appropriate without any liability or obligations of any kind or nature to Tenant.

14.  HOLDING OVER.

14.1 HOLDING OVER. If Tenant or anyone claiming under Tenant shall remain in possession of the Premises or any part thereof after the expiration of the Term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, prior to acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant at sufferance at a use and occupancy charge equal to 120% of the monthly installment of Annual Fixed Rent on a per diem basis for the first thirty (30) days of such possession and thereafter at 150% of the rate of Annual Fixed Rent plus all other charge payable under this Lease, and after acceptance of rent by Landlord, the person remaining in possession shall be deemed a tenant from month-to-month, subject to the provisions of this Lease (but excluding all provisions for rent) insofar as the same may be made applicable to a tenancy from month-to-month.

Notwithstanding the foregoing, Landlord may, prior to acceptance of rent for any period after the Term, at its option forthwith re-enter and take possession of the Premises or any part thereof without process or by any manner provided by law without prejudice to claim for the use and occupancy charge as stated above.

15.  RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES

15.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances," as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated byphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

15.2 PRIOR REMEDIAL ACTION. Prior to the execution of this Lease, Lessor has delivered to Tenant a Phase I environmental report entitled
"Preliminary Environmental Assessment And Limited Subsurface Investigation Prepared By Environmental Science Services" dated April, 1993 (the "21E Report").

15.3 TENANT'S RESPONSIBILITY. Tenant shall be responsible for (a) any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions arising from Tenant's use or occupancy of the Premises and/or the Property and (b) Tenant's use generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under or about the Premises and/or Property during the term of this Lease or the transportation to and from the Premises of any Hazardous Substance by or for Tenant.

15.4 ENVIRONMENTAL CLEAN-UP. Tenant shall, at Tenant's sole cost and expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"). Should any government authorities (the "Authority" or "Authorities") demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Lease at or from the Premises and/or the Property which arises from Tenant's use or occupancy of the Premises and/or the Property is caused by the Tenant, its employees, agents or persons claiming by, through or under Tenant, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plan(s) and all related bond(s) and other financial assurances, if any, and carry out all such cleanup plans required by the Authorities under law. Tenant shall promptly provide to Landlord all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section
15.4 within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and/or the Property and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 15.4. Tenant's obligations and liabilities under this Section 15.4 shall survive the expiration of this Lease.

15.5 TENANT'S INDEMNITY. Tenant shall indemnify, defend, and hold harmless Landlord, its officers, directors, beneficiaries, shareholders, managers, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occur during the term of this Lease from Tenant's use or occupancy of the Premises and/or the Property or is caused by the Tenant, its employees, agents or persons claiming by, through or under Tenant, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws. Tenant's obligations and liabilities under this Section 15.5 shall survive the expiration or termination of this Lease.

15.6 LANDLORD'S INDEMNITY. To the extent disclosed in the 21E Report, Landlord shall indemnify, defend and hold harmless Tenant, its officers, directors, beneficiaries, shareholders, managers, partners, agents and employees from all fines, suits procedures, claims, and actions of every kind, and all costs associated therewith (including attorney's and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that existed on, under or about the Premises and/or the Property prior to the execution of this Lease or is caused by the Landlord, its employees or agents. Landlord's obligations and liabilities under this Section 15.6 shall survive the expiration or termination of this Lease.

16.  MISCELLANEOUS PROVISIONS

16.1 NOTICES. All notices hereunder shall be in writing and deemed duly served if delivered in hand or if mailed, certified mail or by a nationally recognized overnight delivery service with tracking receipt, to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, and Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant.

16.2 QUIET ENJOYMENT. Upon Tenant's paying the rent and performing all material provisions of this Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord.

16.3 LIMITATION OF LANDLORD'S LIABILITY. Tenant shall neither assert nor seek to enforce any claim for breach of this Lease against any of Landlord's assets other than Landlord's interest in the Building of which the Premises forms a part and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. In no event shall Landlord (which term shall include, without limitation, any of the officers, trustees, directors, partners, beneficiaries, joint ventures, members, stockholders or other principals or representatives, disclosed or undisclosed, thereof) ever be personally liable for any such liability beyond such interest in the Building, the Property and the rents, issues and profits thereof or ever be liable for consequential damages.

16.4 ACTS OF GOD/FORCE MAJEURE. In any case where either party hereto is required to do any act, other than the payment of Annual Fixed Rent or additional rent, delays, caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials, or equipment, unusual government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.

16.5 APPLICABLE LAW AND CONSTRUCTION. This Lease is made under Massachusetts Law and shall bind Landlord and Tenant and their respective heirs, successors and assigns. If any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the valid portion of such provisions, shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

16.6 BROKER. Tenant and Landlord represent and warrant one to the other that they have not directly or indirectly dealt, with respect to the leasing of the Premises, nor had its attention called to the Premises by anyone other than the brokers, persons or firms, if any, designated in
Section 1. Tenant and Landlord agree to exonerate and save harmless and indemnify one another against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing the Premises, provided that Landlord shall be solely responsible for the payment of brokerage commission to the brokers, persons or firms, if any, designated in Section 1.

16.7 FINANCING REQUIREMENTS. If in connection with obtaining financing for the Premises, the holder of the mortgage, a bank insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the Tenant's rights hereunder, or the use, occupancy or quiet enjoyment of Tenant hereunder or the leasehold interest hereby created.

16.8 AGREEMENT MADE ONLY WHEN LEASE SIGNED. This Lease shall bind Landlord and Tenant only when executed and delivered by both. This Lease when signed by one party and delivered to the other shall constitute an offer to enter into a lease on the terms set forth herein. No submission of this Lease, unsigned by either party to the other, shall constitute an offer to lease.

16.9 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

16.10 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the Laws of the Commonwealth of Massachusetts, as the same may from time to time exist.


16.11  WARRANTY OF AUTHORITY.

16.11.1 Lessor covenants, warrants and represents that 100 TCD Associates Limited Partnership is a limited partnership duly organized under the laws of the Commonwealth of Massachusetts; that TW Conroy 2 LLC is a limited liability company duly organized under the Laws of the State of Delaware and authorized to do business in the Commonwealth of Massachusetts, as a foreign limited liability company; and that the Lessor has full power and authority to enter into this Lease.

16.11.2 Lessee covenants, warrants and represents that Lessee is a corporation duly organized under the Laws of the State of Delaware and is authorized to do business in the Commonwealth of Massachusetts, as a foreign corporation; and that the Lessee has full power and authority to enter into this Lease.

16.12 ATTORNEY'S FEES. If any party of this Lease brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereinafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a party to this Lease who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense. The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all reasonable attorney's fees incurred. Landlord shall be entitled to reasonable attorney's fees, costs and expenses incurred in preparation and service of notice of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default or resulting breach.


16.13 SATELLITE DISH. Provided Tenant has received the necessary approvals and permits from the City of Waltham, Massachusetts and any other applicable governmental or regulatory entity with jurisdiction and provided the installation complies with the structural limitations of the Building (including, but not limited to the roof warranty), Tenant shall be permitted to install a satellite dish, microwave, antenna or other communications equipment ("Communication Equipment") on the roof of the Building. Tenant shall promptly repair any damage caused by the installation, use, maintenance or removal of such Communication Equipment and shall indemnify and hold harmless from and against any loss, cost, liability or expense associated with Tenant's installation, use, maintenance or removal of such Communication Equipment including without limitation, any loss, cost, liability or expense associated with the breach or voiding of Landlord's roof warranty. All roof penetrations shall be performed by a certified roofing contractor reasonably acceptable to Landlord. Upon the termination of this Lease, Tenant shall, at Tenant cost and expense, remove such Communication Equipment and Tenant shall have the right at any time during the term of this Lease to remove the Communication Equipment at Tenant's cost and expense, and in connection with any such removal, Tenant shall repair any damage caused of any kind or nature to the Building and any parts hereof by such removal. Landlord shall dictate the location of the Communication Equipment, provided that such location does not diminish Tenant's ability to receive and transmit the appropriate signals. The Communication Equipment shall be properly screened, at Tenant's sole cost and expense, in accordance with applicable legal requirements. The provisions of this Section 16.13 shall also apply to the installation, use, maintenance or removal of the heating, ventilation and air conditioning equipment installed by Tenant on the roof.


16.14 MORTGAGEE APPROVAL. As a condition precedent to the effectiveness of this Lease, Landlord has disclosed to Tenant that Landlord must obtain the prior approval of Landlord's mortgagee to the terms, covenants and conditions of this Lease.

        Executed under seal on the date set forth in Section 1.1.

LANDLORD:                           TENANT:

100 TCD Associates Limited          Exodus Communications, Inc.
Partnership

By Cheerio LLC, General Partner     By  /s/ K. B. Chandrasekhar
                                    Its
By /s/ Terence W. Conroy            hereto duly authorized
  Terence W. Conroy                 Chairman of the Board


TW Conroy 2 LLC

By /s/ Terence W. Conroy
  Terence W. Conroy






                         SECRETARY'S CERTIFICATE

                        EXODUS COMMUNICATIONS, INC.

        The undersigned hereby certifies (1) that he/she is the duly elected Secretary of the Corporation executing this Lease, as Tenant, (2) that the Tenant's Board of Directors has duly decided that the Tenant shall enter into this Lease and has duly empowered the person who executed this Lease to do in the name and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.


                                                      , Secretary


        EXHIBIT A

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        FLOOR PLAN OF PREMISES


        EXHIBIT B

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA


        PLAN OF EXCLUSIVE AREA FOR MFS

        EXHIBIT C

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA


        PLAN OF PARKING

        EXHIBIT D

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA


        DESCRIPTION OF PROPERTY


        EXHIBIT A

        The land with the buildings and improvements thereon at Winter Street, West Street and First Avenue, Waltham, Middlesex County,
Massachusetts, more particularly bounded and described as follows:

        WESTERLY      by West Street by four lines measuring respectively
40.25 feet, 59.78 feet, 131.95 feet and 82.81 feet;

        NORTHERLY     by land formerly of Griggs shown as Lot 10A on a
Plan dated July 23, 1960 by Raymond C. Pressey,
Inc., Registered Land Surveyors, recorded with
Middlesex South Registry of Deeds, Book 9735 End.
207.12 feet;

        WESTERLY      again, by the same land, 403.81 feet;

        NORTHERLY     again, by the new line of Winter Street, 245.5 feet;


        NORTHEASTERLY by a curved line forming the Southwesterly junction of Winter Street and First Avenue, 80.95 feet;

        EASTERLY       by the Westerly line of First Avenue, 385.74 feet;

        SOUTHERLY      by land now or late of Cricible Center Company, 295
feet;

        EASTERLY       again, by the same land, 255.27 feet; and

        SOUTHERLY      again, by Lot 6 as shown on a plan dated February,
1958 duly recorded in Book 9111, Page 385, 200 feet.

        EXHIBIT E

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        AMORTIZATION SCHEDULE AND FORMULA

        Present value shall be deemed to be equal to the amount of the Tenant improvements contract(s).

        The interest rate shall be deemed to be prime rate as identified in the Wall Street Journal from time to time.

        The amortization period shall be deemed to be the useful life of the improvements based on GAAP accounting principal.


        EXHIBIT F

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        NON-DISTURBANCE, ATTORNMENT AND
        SUBORDINATION AGREEMENT


        NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT


        NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT, made this day of July, 1999, by and between Exodus Communications, Inc., a
Delaware corporation ("Tenant") having a place of business at 580 Winter Street, Waltham, Massachusetts and BMC Software, Inc., a Delaware corporation ("Bank") having a mailing address of 2101 Citywest Boulevard, Houston, Texas, its successors and assigns ("Bank").

        WITNESSETH:

        WHEREAS, by Lease dated June 7, 1999 (hereinafter referred to as the "Lease"). 100 TCD Associates Limited Partnership and TW Conroy 2 LLC ("Landlord") leased and rented to Tenant a portion of certain premises located at 580 Winter Street, Waltham, Middlesex County, Massachusetts (the "Property"), a more particular description of which Property appears in Exhibit A attached hereto and by this reference made a part hereof, notice of which is to be recorded herewith in the Registry of Deeds; and

        WHEREAS, Bank is the holder of a Commercial Mortgage, Security Agreement dated March 23, 1999 recorded in the Middlesex South Registry of Deeds in Book 29955, Page 292 ("Registry of Deeds") and Assignment of Leases and Rents dated March 23, 1999 recorded in the Registry of Deeds in Book 29955, Page 334 with respect to the Property (hereinafter referred to as the "Mortgage"); and

        WHEREAS, Tenant and Bank desire hereby to establish certain rights, safeguards, obligations, and priorities with respect to their respective interests by means of the following Non-Disturbance, Attornment and Subordination Agreement;

        NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Bank agree as follows:

        1. The Tenant has provided the Bank with an original counterpart of the Lease, fully executed by the Landlord and Tenant, which is a true and complete agreement and which represents the entire agreement between the Landlord and Tenant with respect to the Tenant's use and occupancy of, and right, title and interest in and to the Property.

        2. The Lease and the rights of Tenant thereunder are and shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewal, substitution, extension, modification or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto.
In the event that Bank or any other person (the Bank, any other such person and their successors and assigns being referred to herein as the "Purchaser") acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure, Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser, as its new Landlord, and subject to the provision in Paragraph 3 of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser.

        3. Subject to the terms and provisions of Section 2 hereof and so long as the Lease is in full force and effect and Tenant is not in default beyond any and all applicable time periods under any provision of the Lease or this Agreement, and no event has occurred which would entitle Landlord to terminate the Lease without further action by Landlord, or would entitle Landlord to dispossess the Tenant thereunder:

        a. the right of possession of Tenant to the premises and all of the other rights of Tenant under the Lease described in the Lease shall not be terminated or disturbed by any steps or proceedings taken by Bank in the exercise of any of its rights under the Mortgage or the indebtedness secured thereby;

        b. the Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and Bank hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the right of Tenant thereunder.

        4.  In no event shall Bank or any other Purchaser be:

        a. liable for the representations, any act or omission of any prior landlord, including the Landlord;

        b. liable for the return of any security deposit not received by Bank or other such Purchaser;

        c. subject to any offsets or defenses which the Tenant might have against any prior landlord;

        d. bound by any payment of rent or additional rent which the Tenant might have paid to any prior landlord, including the Landlord, for more than the current month; or

        e. bound by any amendment or modification of the Lease made without Bank's (or such other Purchaser's) prior written consent.

        5. Tenant agrees that it will not, without the prior written consent of Bank, do any of the following, and any such purported action without such consent shall be void as against Bank:

        a. modify the Lease or any extensions or renewals thereof or change any renewal option;

        b.      terminate the Lease, except as provided by its terms;

        c. tender or accept a surrender of the Lease, except as provided by its terms, or make a prepayment in excess of one month of rent thereunder; or

        d. subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage, except as required by the terms of the Lease.

        6. Tenant agrees to certify in writing to Bank, upon request, whether or not any default on the part of Landlord exists under the Lease and the nature of any such default.

        7. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Bank or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions.

        8. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, successors-in-interest and assigns, and, without limiting such, the agreements of Bank shall specifically be binding upon any Purchaser of the Property at foreclosure or at a sale under power.

        9. This agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

        10.  This agreement may be signed in counterparts.

        11. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining term and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

        12. The provisions of this agreement which are for the benefit of the Tenant shall not be effective unless and until the Bank receives a fully executed original of this agreement or an attested copy thereof, together with an attested copy of the notice of lease with respect to the Lease, as recorded in the Registry of Deeds.




        IN WITNESS WHEREOF, Tenant and Bank have caused this instrument to be executed under seal as of the day and year first above written.

WITNESS                               TENANT:

                                      EXODUS COMMUNICATIONS, INC.

                                   By:
                              Name
                                      Title:
                                      Address:



                                      BANK: BMC Software, Inc.

                                   By:
                                      Name:
                                      Title:

        STATE OF CALIFORNIA

        ,ss.                                                 1999

        Then personally appeared the above-named                     as
aforesaid, and acknowledged the foregoing to be the free act and deed of Exodus Communications, Inc., before me.


                                                , Notary Public
                                My Commission Expires:

        STATE OF TEXAS

     ,ss.                                                    1999

        Then personally appeared the above-named                       as
aforesaid, and acknowledged the foregoing to be the free act and deed of the said BMC Software, Inc., before me.



                                                 Notary Public
                                  My Commission Expires:


        SCHEDULE A

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        LANDLORD ALLOWANCES

        Landlord shall cause to be paid to Tenant for Tenant improvements ("Tenant Improvements) an allowance of (i) $16.00 per rentable square foot to be applied toward all Tenant improvements, including the cost of architectural and engineering planning, space planning and construction services for 15,000 square feet of rentable space (unimproved) within the Premises; and (ii) $6.00 per rentable square foot to be applied toward all Tenant improvements, including the cost of architectural and engineering planning, space planning and construction services for 49,568 square feet of rentable space (improved) within the Premises. The parties agree that the aggregate amount of Tenant Improvements is $537,408 to be paid to Tenant on or before the Commencement Date. If the aforesaid amount of $537,408 is not paid to Tenant by the Commencement Date, Tenant may withhold payment of the Security Deposit required to be paid in accordance with Section 6.4 of the Lease. The aforesaid amount of the Landlord Allowance shall be adjusted to reflect Landlord's contribution of $150,000.00 towards the cost of the new roof resulting in a total Landlord allowance of $687,408, less Tenant's contribution of $49,045.00 for the balance of cost of the new roof or an adjusted Landlord allowance of $638,363.


        SCHEDULE B

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        TENANT'S IMPROVEMENTS OWNED BY TENANT

        Notwithstanding anything to the contrary in this Lease, but subject nevertheless to the Section 4.2, Section 8.6.1 and Section 16.13 of the Lease, at the expiration or earlier termination of this Lease, Tenant shall have the right to remove the following items from the Premises and other areas related thereto which were installed by or for Tenant at Tenant's sole cost and expense:

        1. Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.

        2. Mechanical Systems, i.e, Air Conditioning and condenser systems, air handlers and electrical dampers, installed by or for Tenant.

        3. Raised Flooring, racking, Cage materials, cabinets and patch panels.

        4.      UPS Battery Systems including electrical switch gear.

        5. Any customer satellite dishes installed on roof or parking lot areas.

        6.      FM200 fire suppression canisters, piping and nozzles.

        7.      VESDA or smoke sensor stations on ceiling or floor area.

        8. Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.

        9. Partition and conference room furniture systems and freestanding, cabinets, storage units.

        10. Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.

        11.     Fiber Muxes or other Telco equipment installed in MPOE rooms.

        12. Emergency distribution board and telephone backboard with connectors.

        13.     Maintenance bypass electronic and manual switch gear.

        14. Transformers and Power Distribution Units installed by or for Tenant on premises.

        15. Kitchen appliances like microwaves, refrigerators and vending machines.

        16. Console monitors, screen projection and screens in command center.

        17. Bulletproof/resistant glass installed by or for Tenant on the premises.

        18. Satellite dishes or other communications equipment installed by or for Tenant or roof or in parking lot.

        19.     Customer and vendor equipment and related materials.


        20.     Tenant, Tenant Customer and Tenant Vendor personal property.

        21. Anything similar or related to the foregoing items that was installed by of for Tenant pursuant to the terms of the Lease.


        EXHIBIT G

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        WORK LETTER


        EXHIBIT G

        WORK LETTER

        This Work Letter Agreement ("Work Letter") supplements that certain Lease (the "Lease"), dated and executed concurrently herewith, by and between 580 WINTER STREET REALTY TRUST, as "Landlord", and EXODUS COMMUNICATIONS, INC., a Delaware corporation, as "Tenant", covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in this Lease.

        1. Tenant's Plans. Tenant, at Tenant's expense, shall cause to be prepared by Tenant's architect ("Tenant's Architect"), and shall submit to Landlord, complete working drawings and specifications ("Tenant's Plans") showing the details of the interior of the Premises and all initial leasehold improvements, tenant improvements, including partitions, doors, lighting fixtures, telephone and electrical outlets and other leasehold improvements which Tenant may require pursuant to Section 4.2 of the Lease, which shall be Tenant's design and construction responsibility ("Tenant Improvements"); it being agreed, however, that Tenant's Plans shall be subject to Landlord's approval, which approval Landlord shall not unreasonably withhold and Landlord shall respond to Tenant's request for approval within ten business days after submission of Tenant's Plans to Landlord. Tenant's Plans as approved by Landlord shall constitute the "Final Plans" hereunder.

        2.  Tenant Work.

        a. Construction by Tenant. Tenant shall select a contractor reasonably acceptable to Landlord ("Tenant's Contractor") to construct the Tenant Improvements and shall be responsible for the construction within the Premises of the Tenant Improvements, in accordance with the Final Plans. Tenant shall work diligently to accomplish substantial completion of construction of the Tenant Improvements in accordance with the Final Plans. The quantities, character and manner of installation of all of Tenant's work in the Premises shall be subject to the limitations imposed by any application regulations, laws, ordinances, codes and rules and Tenant shall construct the Tenant Improvements in conformance therewith. The Tenant Improvements shall be deemed to be substantially completed when Tenant's Architect certifies in writing to Landlord and Tenant that Tenant's Contractor has substantially performed all of the Tenant Improvements work in accordance with the Final Plans; and (b) Tenant's Contractor has obtained a temporary certificate of occupancy or other required approval from the local governmental authority permitting occupancy of the Premises. Tenant's Contractor shall guaranty all work and Tenant Improvements for one (1) year from the earlier of the Commencement Date or the commencement of the warranty for those items covered by manufacturer's or vendor's warranties and, to the extent possible, all such warranties shall be assignable to Landlord.

        b. Performance of Tenant Work. Landlord agrees to provide reasonable access to the Premises to Tenant and its agents with respect to the work of the Tenant's Improvements. Landlord agrees to provide reasonable access to the Premises to Tenant and its agents during the period between the Effective Date of the Lease and the Commencement Date for the purpose of completing Tenant Improvements and installing Tenant's fixtures, furnishings and equipment, so long as such access does not in Landlord's reasonable judgment interfere with the conduct of Landlord's construction.


        EXHIBIT H

        ATTACHED TO AND MADE A PART OF
        THAT CERTAIN LEASE BY AND BETWEEN
        100 TCD ASSOCIATES LIMITED PARTNERSHIP AND
        TW CONROY 2 LLC
        TO
        EXODUS COMMUNICATIONS, INC.
        580 WINTER STREET, WALTHAM, MA

        TENANT'S RULES AND REGULATIONS
        FOR ACCESS TO THE PREMISES